UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2004

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West 9th, Kansas City, Missouri		64105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:	(816) 421-6600

(Former name or former address, if changed since last report):	Not Applicable

Item 5.  Other Events

On June 24, 2004, the United States District Court for the Western District of Missouri, Western Division entered a preliminary injunction ordering Aquila to place the sum of $504 million in an escrow account under the supervision of the Court, pending the Court’s final hearing on a request by Federal Insurance Company and Pacific Indemnity Company (Chubb) for a permanent injunction and specific performance under indemnity agreements between Aquila and Chubb.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit—99.1, June 24, 2004, order of the United States District Court For The Western District Of Missouri, Western Division.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Rick J. Dobson
Rick J. Dobson
Senior Vice President and
Chief Financial Officer

Date: June 24, 2004